PRO FORMA EARNINGS NORMALIZATION SCHEDULE              U S WEST, INC.
(UNAUDITED)


                        Quarter Ended           Year Ended
In millions, except     December 31,    %       December 31,    %
per share amounts        1999   1998  Change    1999    1998  Change
-------------------      ----   ----  ------    ----    ----  ------

NORMALIZED INCOME:

Reported net income     $ 166  $ 397   (58.2) $1,102  $1,448   (23.9)
Adjustments:
 Loss on sale of Global
  Crossing investment     259      -     -       259       -     -
 Terminated merger -
  related expenses          -      -     -       282       -     -
 Separation costs           -      -     -         -      68     -
 Asset impairment           -      -     -         -      21     -
                         ----   ----           -----   -----

Normalized income       $ 425  $ 397     7.1  $1,643  $1,537     6.9
                         ====   ====           =====   =====
NORMALIZED BASIC
 EARNINGS PER SHARE:

Reported basic earnings
 per share              $0.33  $0.79   (58.2)  $2.18   $2.89   (24.6)
Adjustments:
 Loss on sale of Global
  Crossing investment    0.51      -     -      0.51       -     -
 Terminated merger -
  related expenses          -      -     -      0.56       -     -
 Separation costs           -      -     -         -    0.13     -
 Asset impairment           -      -     -         -    0.04     -
                         ----   ----           -----   -----
Normalized basic
 earnings per share     $0.84  $0.79     6.3   $3.26 # $3.07 #   6.2
                         ====   ====           =====   =====


NORMALIZED DILUTED
 EARNINGS PER SHARE:

Reported diluted
 earnings per share     $0.32  $0.78   (59.0)  $2.16   $2.86   (24.5)
Adjustments:
 Loss on sale of Global
  Crossing investment    0.51      -     -      0.51       -
 Terminated merger -
  related expenses          -      -     -      0.55       -     -
 Separation costs           -      -               -    0.13     -
 Asset impairment           -      -     -         -    0.04     -
                         ----   ----           -----   -----

Normalized diluted
 earnings per share     $0.83  $0.78     6.4   $3.23 # $3.04 #   6.3
                         ====   ====           =====   =====

<F1>
# Amount does not foot due to rounding of individual components.